UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

QUINPARIO ACQUISITION CORP. 2

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12935 N. Forty Drive, Suite 201, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 548-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒     Emerging growth company

☐       If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Present at the special meeting of the stockholders of Quinpario Acquisition Corp. 2 (the “Company”) on July 11, 2017 (the “Meeting”) were holders of 28,752,420 shares of the Company’s common stock in person or by proxy, representing 99.67% of the voting power of the shares of the common stock as of May 31, 2017, the record date for the Meeting, and constituting a quorum for the transaction of business.

The shareholders of the Company voted on the following items at the meeting:

1.                                      The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of February 21, 2017, as amended, by and among the Company, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc. (“Novitex”), SourceHOV Holdings, Inc. (“SourceHOV”), Novitex Parent, L.P., HOVS LLC and HandsOn Fund 4 I, LLC. (the “Business Combination”);

2.                                      The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the issued and outstanding shares of Quinpario Common Stock in connection with the Business Combination and the PIPE Investment (as defined in the Company’s definitive proxy statement, dated June 26, 2017 (the “Proxy Statement”);

The Certificate Proposals — To consider and vote upon five separate proposals to amend the Company’s amended and restated certificate of incorporation (“Charter”) to:

3.                                      Authorize additional shares of capital stock;

4.                                      To provide that certain provisions of the Charter are subject to the Director Nomination Agreements (as defined in the Proxy Statement);

5.                                      To change the name of the Company;

6.                                      To provide that certain transactions are not “corporate opportunities”; and

7.                                      Provide for certain other amendments in connection with the Business Combination;

8.                                      The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

The voting results for each of these proposals are set forth below.

1.       Approval of the Business Combination Proposal

For	Against	Abstain	Broker Non-Votes
27,536,975	1,210,445	5,000	96,181

Based on the votes set forth above, the shareholders approved and adopted the Business Combination Agreement and approved the transactions contemplated thereby, including the Business Combination.

2.       Nasdaq Proposal

For	Against	Abstain	Broker Non-Votes
25,771,575	1,210,445	1,770,400	96,181

Based on the votes set forth above, the shareholders approved and adopted the Nasdaq Proposal.

3.       Approval of amendment to the Charter to authorize additional shares of capital stock

For	Against	Abstain	Broker Non-Votes
25,771,575	1,210,445	1,770,400	96,181

Based on the votes set forth above, the shareholders approved and adopted the amendment to the Charter to authorize additional shares of capital stock.

4.       Approval of amendment to the Charter to provide that certain provisions of the Charter are subject to the Director Nomination Agreements

For	Against	Abstain	Broker Non-Votes
25,686,225	1,210,445	1,855,750	96,181

Based on the votes set forth above, the shareholders approved and adopted the amendment to the Charter to provide that certain provisions of the Charter are subject to the Director Nomination Agreements.

5.       Approval of amendment to the Charter to change the name of the Company

For	Against	Abstain	Broker Non-Votes
25,686,225	1,210,445	1,855,750	96,181

Based on the votes set forth above, the shareholders approved and adopted the amendment to the Charter to change the name of the Company.

6.       Approval of amendment to the Charter to provide that certain transactions are not “corporate opportunities”

For	Against	Abstain	Broker Non-Votes
25,686,225	1,210,445	1,855,750	96,181

Based on the votes set forth above, the shareholders approved and adopted the amendment to the Charter to provide that certain transactions are not “corporate opportunities.”

7.       Approval of amendment to the Charter to provide for certain other amendments in connection with the Business Combination

For	Against	Abstain	Broker Non-Votes
25,686,225	1,610,445	1,445,750	96,181

Based on the votes set forth above, the shareholders approved and adopted certain other amendments to the Charter in connection with the Business Combination.

With respect to the Adjournment Proposal, although the Adjournment Proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Meeting was determined not to be necessary or appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2017

QUINPARIO ACQUISITION CORP. 2

By:	/s/ D. John Srivisal
Name: D. John Srivisal
Title: President and Chief Executive Officer